Exhibit 23.1

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated June 11, 2021, relating to the financial statements of Vicarious Surgical Inc., appearing in the Registration No. 333-257055 on Form S-4 of D8 Holdings Corp.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 15, 2021